UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2014

Lakeland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-17820	22-2953275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (973) 697-2000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 17, 2014, Lakeland Bancorp, Inc. (the "Company") filed a Form 12b-25 Notification of Late Filing with the United States Securities and Exchange Commission (the "SEC"), in which the Company stated that it would not be able to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the "2013 Form 10-K") with the SEC by the prescribed or extended deadlines.

As a result of the foregoing, on March 18, 2014, the Company received from Nasdaq correspondence notifying the Company that its inability to file the 2013 Form 10-K by the prescribed deadlines constitutes non-compliance with a filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1). As previously reported in the Company's Form 8-K filed with the SEC on March 17, 2014, the Company is diligently working to complete and file the 2013 Form 10-K by April 30, 2014, which would cause it to again be in compliance with the Nasdaq Listing Standards.

In compliance with Nasdaq Listing Rule 5810(b), the Company issued the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1-Press Release of Lakeland Bancorp, Inc., dated March 21, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Bancorp, Inc. (Registrant)
March 21, 2014 (Date)	/s/ TIMOTHY J. MATTESON Timothy J. Matteson Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 99.1-Press Release of Lakeland Bancorp, Inc., dated March 21, 2014.